                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8 K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          July 29, 1999
                                                 -------------------------------


                                   DATUM INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


          Delaware                   0-6272                    95-2512237
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              (I.R.S. Employer
      of incorporation)           File Number)             Identification No.)



    9975 Toledo Way, Irvine, California                          92618-1819
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code        (949) 598-7500
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed, since last report.)

ITEM 2.  ACQUISITIONS OR DISPOSITION OF ASSETS.

         Acquisition of Digital Delivery, Inc.

         On July 29, 1999, Datum Inc., a Delaware corporation ("Registrant"), acquired Digital Delivery, Inc., a Massachusetts corporation ("DDI"), pursuant to an Agreement and Plan of Merger, dated as of July 29, 1999 (the "Merger Agreement"), by and among Registrant, Datum Acquisition Sub., Inc., a wholly owned subsidiary of Registrant (the "Merger Subsidiary") and DDI. The acquisition was effected by the merger (the "Merger") of the Merger Subsidiary with and into DDI, with DDI surviving the Merger. The Merger was approved by the unanimous written consent of DDI's stockholders ("DDI Stockholders") on July 29, 1999. No vote by Registrant's stockholders was required.

        DDI is a leading provider of secure information and management software. DDI's patented encryption models and leading-edge compression technologies enable organizations to distribute data and conduct electronic commerce securely via the Internet, intranet, Extranet, CD-ROM and digital versatile disk.

        Pursuant to the Merger Agreement, the Registrant agreed to issue 214,286 shares of its Common Stock, par value $0.25 per share, in return for all the issued and outstanding shares of DDI Common Stock held by the stockholders of DDI Stockholders, and paid an aggregate total of $1,500,000 out of cash on hand (the "Merger Consideration"). The DDI Stockholders will also receive additional consideration based on certain performance criteria of the Registrant through March 31, 2002.

        The Merger Agreement is more fully described in Exhibit 2 to this Current Report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENT OF BUSINESS ACQUIRED

                  The financial statements of Digital Delivery, Inc. as of December 31, 1998 and for the year ended December 31, 1998, together with notes thereto and the report of PricewaterhouseCoopers LLP, independent accountants, are located at page F-2 of this Report.

         (B)      PRO FORMA FINANCIAL INFORMATION

                  An unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998, and for the six months ended June 30, 1999, and notes thereto, are located beginning at page F-13 of this Report.

         (C)      EXHIBITS

                  Exhibit Number

                  2 Agreement and Plan of Merger Agreement, dated July 29, 1999, among the Registrant, DDI and the Merger Subsidiary. Exhibit A (Form of Escrow Agreement), Exhibit B (Form of Investment Letter), Exhibit C (DDI Disclosure Schedule), Exhibit D (Datum Disclosure Schedule), Exhibit E (Form of Employment Agreement), Exhibit F (Form of Opinion of Counsel of DDI), Exhibit G (Form of Opinion of Counsel to Datum),
                           Schedule I (Surviving Corporation Board of Directors and Officers), and Schedule II (DDI Stockholders) have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. A copy of any Exhibit or Schedule will be submitted to the Commission supplementally upon request.*

                  23       Consent of PricewaterhouseCoopers LLP.

* Incorporated by reference to the like referenced exhibit to the Registrant's Report on Form 8-K filed August 6, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 12, 1999                               DATUM INC.

                                                     /s/ DAVID A. YOUNG
                                                     ---------------------------
                                                     David A. Young
                                                     Chief Financial Officer

                              DIGITAL DELIVERY INC.
                          INDEX TO FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----
Report of Independent Accountants..........................................F-2

Balance Sheet as of December 31, 1998......................................F-3

Statement of Operations for the Year
     Ended December 31, 1998...............................................F-4

Statement of Changes in Stockholders' Deficit
     for the Year Ended December 31, 1998..................................F-5

Statement of Cash Flows for the Year
     Ended December 31, 1998...............................................F-6

Notes to Financial Statements..............................................F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Digital Delivery Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Digital Delivery Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 13, the Company was acquired on July 29, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 9, 1999

                             DIGITAL DELIVERY, INC.

                                 Balance Sheet

                                                                 December 31,
                                                                     1998
                                                                 ------------
ASSETS
Current assets:
  Accounts receivable                                            $    24,300
  Prepaid expenses and other current assets                            1,800
                                                                 -----------
    Total current assets                                              26,100
                                                                 -----------
Fixed assets, net                                                     58,800
Other assets, net                                                     39,000
                                                                 -----------
                                                                 $   123,900
                                                                 ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Checks written in excess of bank balance                       $     5,200
  Accounts payable                                                   248,400
  Accounts payable - related party                                   255,000
  Accrued expenses                                                    14,900
  Line of credit                                                       8,600
  Deferred revenue                                                    15,000
  Accrued royalties - related party                                  257,900
  Notes payable - related parties                                    415,700
                                                                 -----------
    Total current liabilities                                      1,220,700
                                                                 -----------

Commitments and contingencies (Note 10)

Stockholders' deficit:
  Common stock, $1.00 par value; 200,000 shares authorized,
    2,626 shares issued and outstanding                                2,600
  Additional paid-in capital                                       2,060,800
  Accumulated deficit                                             (3,160,200)
                                                                 -----------
    Total stockholders' deficit                                   (1,096,800)
                                                                 -----------
                                                                 $   123,900
                                                                 ===========

   The accompanying notes are an integral part of these financial statements.

                             DIGITAL DELIVERY, INC.

                            Statement of Operations

                                                                   Year Ended
                                                                  December 31,
                                                                      1998
                                                                  ------------
Revenues                                                            $ 115,700

Costs and expenses:
  Cost of revenues                                                     67,600
  Research and development                                            289,000
  Selling and marketing                                               369,200
  General and administrative                                          179,300
                                                                    ---------
                                                                      905,100
                                                                    ---------
Loss from operations                                                 (789,400)
Interest expense                                                       30,700
                                                                    ---------
Net loss                                                            $(820,100)
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                             DIGITAL DELIVERY, INC.

                 Statement of Changes in Stockholders' Deficit

                                     COMMON STOCK
                                    ----------------    ADDITIONAL
                                               PAR        PAID-IN    ACCUMULATED
                                    SHARES    VALUE       CAPITAL      DEFICIT         TOTAL
                                    ------    ------    ----------   -----------    -----------
Balance at December 31, 1997         1,822    $1,800    $  344,500   $(2,340,100)   $(1,993,800)

Issuance of common stock for
  conversion of debt                   735       700       907,000                      907,700

Issuance of common stock                69       100       124,900                      125,000

Contributed capital
  (Note 5)                                                 684,400                      684,400

Net loss                                                                (820,100)      (820,100)
                                     -----    ------    ----------   -----------    -----------

Balance at December 31, 1998         2,626    $2,600    $2,060,800   $(3,160,200)   $(1,096,800)
                                     =====    ======    ==========   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                             DIGITAL DELIVERY, INC.

                            Statement of Cash Flows

                                                           Year Ended
                                                          December 31,
                                                              1998
                                                          ------------
INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $(820,100)
  Adjustment to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                             22,000
    Changes in assets and liabilities:
      Accounts receivable                                     (8,300)
      Prepaid expenses and other current assets               (1,800)
      Other assets                                           (18,800)
      Accounts payable                                       225,700
      Accrued expenses                                        24,700
      Deferred revenue                                        15,000
      Accrued royalties - related party                        1,100
                                                           ---------
      Net cash used in operating activities                 (560,500)
                                                           ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                  (19,100)
                                                           ---------
      Net cash used in investing activities                  (19,100)
                                                           ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Checks written in excess of bank balance                     5,200
  Bank borrowings under line of credit, net                    2,200
  Proceeds from issuance of common stock                     125,000
  Advances from related parties                              455,600
  Repayment of notes payable to related party                 (8,500)
                                                           ---------
      Net cash provided by financing activities              579,500
                                                           ---------
Net decrease in cash                                            (100)

Cash, beginning of year                                          100
                                                           ---------
Cash, end of year                                          $      --
                                                           =========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:

CONVERSION OF DEBT TO EQUITY

During 1998, the Company converted $907,700 of debt due to a related a party into 735 shares of Common Stock.

FORGIVENESS OF ACCRUED SALARY AND INTEREST

During the year ended December 31, 1998, the Company owed $582,400 of accrued salaries and $102,000 of accrued interest to officers and shareholders. In April 1998, the Company entered into an agreement with the shareholders which included the forgiveness of amounts owed to the shareholders for salaries and interest. The amounts were recorded as contributed capital.


   The accompanying notes are an integral part of these financial statements.

                             DIGITAL DELIVERY, INC.

                         Notes to Financial Statements

1.       BUSINESS

         Digital Delivery Inc. (the "Company") was incorporated in September 1992. The Company develops, markets and distributes software which provides a secure method to manage access to confidential or proprietary information. The Company's products are sold to various industries worldwide.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         REVENUE RECOGNITION

         Revenue earned from the sale of licenses to use the Company's software products is recognized upon delivery of the product provided that no significant obligations remain, the fee is fixed and determinable and collectibility is probable. Revenue derived from software maintenance arrangements is recognized ratably over the period the services are provided.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially expose the Company to concentrations of credit risk are primarily comprised of accounts receivable. Management believes its credit policies are prudent and reflect normal industry terms and business risk. The Company does not anticipate nonperformance by the counterparties and, accordingly, does not require collateral.

         At December 31, 1998, 56%, 17%, 10% and 10% of the Company's accounts receivable were due from four customers.

         FIXED ASSETS

         Fixed assets are recorded at cost and consist primarily of computer equipment, software and office equipment. Depreciation of fixed assets is computed using the straight-line method over the estimated useful life.

         INTANGIBLE ASSETS

         Intangible assets, comprised primarily of legal costs and registration fees for trademarks and patents, are recorded at their cost less accumulated amortization. Amortization is based on the estimated useful lives of 15 years.

         RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

         The Company incurs costs to develop computer software to be licensed or otherwise marketed to customers. Costs incurred in the research and development of new software products and enhancements to existing products, other than certain software development costs that qualify for capitalization, are expensed as incurred. Software development costs incurred subsequent to the establishment of technological feasibility, but prior to general release of the product, are capitalized and amortized to cost of software license revenues over the estimated useful life of the related products. As of and for the year ended December 31, 1998, no software development costs have been capitalized since costs eligible for capitalization under SFAS No. 86 were insignificant.

         ADVERTISING EXPENSE

         The Company expenses advertising costs as they are incurred. During the year ended December 31, 1998 advertising expense totaled $164,400.

                             DIGITAL DELIVERY, INC.

         COMPREHENSIVE INCOME

         SFAS No. 130 requires that a full set of general purpose financial statements include the reporting of "comprehensive income." Comprehensive income is comprised of two components: net income and other comprehensive income, with other comprehensive income being comprised principally of foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. During the year ended December 31, 1998 the Company had no other comprehensive income items. Accordingly, the adoption of SFAS No. 130 had no impact on the Company's financial statements.

         DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires that all derivative instruments be recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. SFAS No. 133 will be effective for the Company beginning with the year ended December 31, 1999. As the Company has no derivative instruments and is not involved in hedging activity, the Company does not expect the adoption of SFAS No. 133 to have an impact on the Company's financial position or results of operations.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       FIXED ASSETS

         Fixed assets consist of the following:

                                                ESTIMATED
                                               USEFUL LIVES
                                                 (YEARS)
                                               ------------
         Computer equipment                         5             $103,000
         Furniture and fixtures                     7               10,400
         Office equipment                           5               12,700
         Software                                   3               30,900
                                                                  --------
                                                                   157,000

         Less - Accumulated depreciation                            98,200
                                                                  --------
                                                                  $ 58,800
                                                                  ========


         Depreciation expense for the year ended December 31, 1998 was $20,900.

                             DIGITAL DELIVERY, INC.

4.       LINE OF CREDIT

         The Company entered into a line of credit agreement with a bank in 1992. The Company is allowed to borrow up to $10,000, accruing interest at 12.75% annually. The line provides for monthly payments of 5% against the outstanding balance. At December 31, 1998, borrowings under the line were $8,600.

5.       NOTES PAYABLE TO RELATED PARTIES

         Since incorporation of the Company, a founding shareholder of the Company has made several one-year loans to the Company. These loans are represented by one-year promissory notes accruing interest at 12% per year. On April 30, 1998, the Company entered into a settlement agreement with the shareholder whereby the Company issued the shareholder 735 shares of common stock for the conversion of approximately $907,700 of debt and the release of the Company from paying his accrued salary of approximately $433,400 and any related interest. The Company recorded the forgiveness of salary and interest as contributed capital. The remaining balance of loans made to the Company by the shareholder totaled approximately $94,600 at December 31, 1998 and is payable upon demand.

         Since the inception of the Company, a founding shareholder of the Company made several advances to the Company. As of December 31, 1998, the Company owed the shareholder approximately $245,100 for these loans. The loans are interest-free and payable upon demand.

         On July 26, 1994, the Company entered into a Settlement and Amendment Agreement with a founding shareholder of the Company whereby the Company owes the shareholder an aggregate of $225,000 ($149,000 in accrued salary and $76,000 in principal and interest on loans made by the shareholder to the Company). According to the 1994 agreement, the balance owed to the shareholder at July 1, 1996 was to accrue interest annually at the minimum applicable federal rate. On April 30, 1998, the Company entered into an amendment to the agreement with the shareholder releasing the Company from payment of the accrued salary of $149,000 and any related interest as well as all interest related to the $76,000 in loans owed to the shareholder. The Company recorded the forgiveness of salary and interest as contributed capital. The Company owed the shareholder $76,000 related to debt at December 31, 1998.

         Interest expense on related party loans totaled $29,000.

6.       COMMON STOCK

         Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are not entitled to receive dividends unless declared by the Board of Directors.

                             DIGITAL DELIVERY, INC.

7.       STOCK OPTION PLAN

         At December 31, 1998, the Company had 280 shares of its common stock reserved for issuance upon exercise of options issued or issuable under the Company's stock option plans.

         On July 31, 1998, the Company approved the 1998 Stock Option Plan (the "Plan") which is administered by the Board of Directors. The Plan provides for the issuance of a maximum of 280 shares of common stock.

         Awards granted under the Plan may include incentive stock options or nonqualified stock options, awards of stock, or opportunities to make direct purchases of stock. For incentive stock options ("ISO's"), the exercise price must be greater than or equal to the fair market value of a share of common stock on the date of grant. Options expire no later than ten years after the date of grant.

         The Company applies the disclosure only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and applies Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plan. At December 31, 1998, no stock options have been granted by the Company's Board of Directors. On July 29, 1999, the Company revoked the prior approval of the 1998 Stock Option/Stock Issuance Plan.

8.       INCOME TAXES

         Effective September 30, 1998, the Company's election to be taxed under Subchapter S provisions of the Internal Revenue Code was revoked. Prior to the revocation, no provision had been made for federal or state income taxes as the Company itself did not pay such income taxes. The stockholders, however, were required to report their respective shares of the company's loss in their individual income tax returns.

         At December 31, 1998, the Company had gross deferred tax assets of $114,800 and liabilities of $7,100, respectively. Gross deferred tax assets and liabilities consist primarily of net operating loss carryforward and intangible assets that are deductible or taxable in future reporting periods. The Company has provided a valuation allowance for the full amount of the net deferred tax assets totaling $107,700 at December 31, 1998 since realization of these future benefits cannot be sufficiently assured.

         At December 31, 1998, the Company has available for federal income tax purposes unused net operating loss carryforwards of $287,000. The operating loss carryforwards expire in 2019.

         Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss carryforwards which can be utilized in future years to offset future taxable income or liability.

9.       SIGNIFICANT CUSTOMER

         Revenue from one customer represented 12% of total revenue during the year ended December 31, 1998.

                             DIGITAL DELIVERY, INC.

10.      COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         The Company leases its office space under a noncancelable operating lease which expires through September 30, 1999. The Company has no other leases at December 31, 1998.

         Future minimum lease obligations under operating leases as of December 31, 1998 are as follows:

                                                     OPERATING
         YEAR                                         LEASES
         ----                                        ---------
         1999                                         $32,600
                                                      -------
         Total minimum lease payments                 $32,600
                                                      =======

         Rent expense under operating leases was $44,800 for the year ended December 31, 1998.

11.      401(k) SAVINGS PLAN

         The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors. The Company has not made any contributions to the 401(k) Plan through December 31, 1998.

12.      ROYALTY AGREEMENT - RELATED PARTY

         On June 18, 1993, the Company entered into a software development agreement last amended in April 1998 which provided for the development of two commercial versions of a prototype software system in exchange for royalties of 5% of the first $10,237,800 of Royalty Bearing Revenues collected by the Company. Under the amended agreement, the Company owed approximately $257,900 in royalties at December 31, 1998. In addition, the Company owed approximately $255,000 for services performed related to the development of the software.

13.      SUBSEQUENT EVENTS

         On July 29, 1999, Datum Inc. acquired 100% of the outstanding common stock of the Company for $1.5 million in cash, 214,286 shares of Datum common stock as well as additional consideration based on certain performance criteria through March 31, 2002. Accordingly, the Company became a wholly owned subsidiary of Datum. The acquisition of the Company will be accounted for by Datum using the purchase method.

         On January 27, 1999, the Company entered into a bridge financing agreement with Datum, Inc. for $100,000 which together with an additional advance of $300,000 was converted into a $400,000 bridge loan on April 9, 1999. On June 30, 1999, the bridge loan was amended to allow for advances up to a maximum of $530,000. The loan accrued interest equal to the

                             DIGITAL DELIVERY, INC.

         prime rate plus 1% per year and was to mature in 90 days unless the companies enter into a merger agreement.

         On July 29, 1999, in conjunction with the merger, the Company entered into the following agreements: A shareholder agreed that if the Company paid the shareholder $38,000 within five business days of the merger, the shareholder would forgive and release the Company from the remaining $38,000 of the loan; a shareholder of the Company forgave and released the Company from payments of $20,800 of loans; a related party agreed that the Company would pay $253,500 within five business days following the effective date of the merger, and the Company would have no further obligations for any other royalties due per the original Agreement.

PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

         On July 29, 1999, the Company acquired all of the outstanding capital stock of Digital Delivery, Inc. ("Digital Delivery") The purchase price included $1.5 million in cash, 214,286 shares of Datum common stock, as well as additional consideration based on certain performance criteria through March 31, 2002. The acquisition has been accounted for using the purchase method of accounting.

         The unaudited condensed pro forma combined statements of income for the year ended December 31, 1998 and for the six months ended June 30, 1999, present the historical and pro forma combined results for Datum's and Digital Delivery's operations for those periods assuming the Digital Delivery Acquisition had occurred on January 1, 1998. The unaudited condensed pro forma balance sheet at June 30, 1999, presents the historical and pro forma combined financial position of Datum and Digital Delivery assuming the Digital Delivery Acquisition had occurred on that date. The unaudited condensed pro forma combined financial information has been prepared by adjusting the historical statements of income and balance sheets for the estimated effects of the allocation of the Datum purchase consideration to the acquired net assets, and the stock issuance of Datum common stock, as if each had occurred and as though the Digital Delivery Acquisition had been effected on the dates indicated above. The purchase price resulted in an excess of the cost of acquisition over the net assets acquired of $5,276,000. The final allocation of the purchase price may vary as additional information is obtained, and accordingly, the ultimate allocation may differ from that used in the unaudited condensed pro forma combined financial information.

         The unaudited condensed pro forma combined financial information is provided for informational purposes only and does not purport to be indicative of the future results or financial position of Datum or what the results of operations or financial position would have been had the acquisition been effected on the dates indicated. This information should be read in conjunction with the audited financial statements of both organizations, which are incorporated by reference or included herein.

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                   DIGITAL
                                    DATUM          DELIVERY      PRO FORMA
                                    ACTUAL          ACTUAL      ADJUSTMENTS     PRO FORMA
                                  ----------       --------     -----------     ----------
                                   (In thousands, except share and per share information)
Net sales                         $  101,233       $    115                     $  101,348
Cost of goods sold                    65,172             68                         65,240
Selling                               15,003            369                         15,372
Product development                   11,903            288                         12,191
General and administrative             9,946            179       $ 1,319(1)        11,444
Interest expense                       2,051             31                          2,082
Interest income                         (434)                                         (434)
                                  ----------       --------       -------       ----------
Loss before taxes                     (2,408)          (820)       (1,319)          (4,547)
Income tax benefit                      (951)                        (324)(2)       (1,275)
                                  ----------       --------       -------       ----------
Net loss                          $   (1,457)      $   (820)      $  (995)      $   (3,272)
                                  ==========       ========       =======       ==========

Loss per share - Basic            $    (0.27)                                   $    (0.58)
                                  ==========                                    ==========
Loss per share - Diluted          $    (0.27)                                   $    (0.58)
                                  ==========                                    ==========

Shares outstanding - Basic         5,414,075                      214,277(3)     5,628,352
                                  ==========                      =======       ==========
Shares outstanding - Diluted       5,414,075                      214,277(3)     5,628,352
                                  ==========                      =======       ==========

(1)      To reflect amortization of intangibles of $5,276 over four years.

(2) To reflect the income tax effect of Digital Delivery's actual results calculated at applicable federal and state statutory rates.

(3) Shares issued in connection with the acquisition (excluding fractional shares paid in cash).

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                   DIGITAL
                                      DATUM        DELIVERY     PRO FORMA
                                      ACTUAL        ACTUAL     ADJUSTMENTS      PRO FORMA
                                    ---------      --------    -----------     -----------
                                    (In thousands, except share and per share information)
Net sales                           $  24,552       $  90                      $    24,642
Cost of goods sold                     15,313           7                           15,320
Selling                                 3,478         375                            3,853
Product development                     3,410         145                            3,555
General and administrative              2,270         160        $   660(1)          3,090
Interest expense                          517                                          517
Interest income                          (120)                                        (120)
                                    ---------       -----        -------       -----------
Loss before taxes                        (316)       (597)          (660)           (1,573)
Income tax benefit                       (125)                      (236)(2)          (361)
                                    ---------       -----        -------       -----------
Net loss                            $    (191)      $(597)       $  (424)      $    (1,212)
                                    =========       =====        =======       ===========
Loss per share - Basic              $   (0.03)                                 $     (0.21)
                                    =========                                  ===========
Loss per share - Diluted            $   (0.03)                                 $     (0.21)
                                    =========                                  ===========
Shares outstanding - Basic          5,557,299                    214,277(3)      5,771,576
                                    =========                    =======         =========
Shares outstanding - Diluted        5,557,299                    214,277(3)      5,771,576
                                    =========                    =======         =========

(1)      To reflect amortization of intangibles of $5,276 over four years.

(2) To reflect the income tax effect of Digital Delivery's actual results calculated at applicable federal and state statutory rates.

(3) Shares issued in connection with the acquisition (excluding fractional shares paid in cash).

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1999

                                                                     DIGITAL     TOTAL
                                                           DATUM    DELIVERY    PRO FORMA
                                                           ACTUAL    ACTUAL    ADJUSTMENTS      PRO FORMA
                                                          -------   --------   -----------      ---------
                                                                        (In thousands)
Cash                                                      $10,561    $    57     $ (1,500)(1)    $ 9,118
Accounts receivable                                        21,181         27                      21,208
Prepaid & other current assets                             27,813          3          (18)(2)     27,798
                                                          -------    -------     --------        -------
       Current assets                                      59,555         87       (1,518)        58,124

Land, buildings, and equipment, net                        15,566         68           --         15,634

Excess of purchase price over net assets acquired, net     10,784         --        5,276(3)      16,060
Other assets                                                  941         39         (450)(4)        530
                                                          -------    -------     --------        -------
Total assets                                              $86,846    $   194     $  3,308        $90,348
                                                          =======    =======     ========        =======

Note payable                                              $          $   541     $               $   541
Note payable-Datum                                             --        450         (450)(4)         --
Accounts payable                                            5,840        618           --          6,458
Accrued expenses and other current liabilities              8,055        279          149(2)       8,483
    Current liabilities                                    13,895      1,888         (301)        15,482
                                                          -------    -------     --------        -------
Long-term liabilities                                      15,781         --           --         15,781
                                                          -------    -------     --------        -------
Stockholders' equity                                       57,170     (1,694)       3,609(5)      60,779
                                                          -------    -------     --------        -------
Total liabilities and stockholders' equity                $86,846    $   194     $  3,308        $92,042
                                                          =======    =======     ========        =======


(1)      Cash portion of Digital Delivery purchase price.

(2)      Estimated acquisition expenses.

(3) Reflects the estimated excess of purchase price over fair value of net assets acquired.

(4) Reflects bridge-financing loan that was included in the Digital Delivery purchase price.

(5) Reflects the issuance of Datum common stock valued at $1,915 in connection with the acquisition and the elimination of Digital Delivery's accumulated deficit $1,694.

                                  EXHIBIT INDEX

     Exhibit No.                                                                         Page No.
     -----------                                                                         --------
         2        Agreement and Plan of Merger Agreement, dated July 29, 1999, among the Registrant, DDI and the Merger Subsidiary. Exhibit A
                  (Form of Escrow Agreement), Exhibit B (Form of Investment
                  Letter), Exhibit C (DDI Disclosure Schedule), Exhibit D (Datum
                  Disclosure Schedule), Exhibit E (Form of Employment
                  Agreement), Exhibit F (Form of Opinion of Counsel of DDI),
                  Exhibit G (Form of Opinion of Counsel to Datum), Schedule I
                  (Surviving Corporation Board of Directors and Officers), and
                  Schedule II (DDI Stockholders) have been omitted pursuant to
                  Rule 601(b)(2) of Regulation S-K. A copy of any Exhibit or
                  Schedule will be submitted to the Commission supplementally upon request.*

         23       Consent of PricewaterhouseCoopers LLP.


* Incorporated by reference to the like referenced exhibit to the Registrant's Report on Form 8-K filed August 6, 1999.